                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. _____)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Under Rule 14a-12

                                    MCSi, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                [MCSi LETTERHEAD]






                                                                  April 11, 2001


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of MCSi, Inc. The meeting will be held at the Presidential Banquet Center located at 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 15, 2001 at 10:30 a.m. Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. FOR THE REASONS SET FORTH IN THE ATTACHED PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER TO BE CONSIDERED.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of, and interest in, MCSi, Inc. are greatly appreciated.

                                 Sincerely,

                                 /s/ Michael E. Peppel
                                 ---------------------------
                                 Michael E. Peppel
                                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   MCSi, INC.
                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429
                                 (937) 291-8282

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001

                                    ---------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of MCSi, Inc. (the "Company") will be held at the Presidential Banquet Center located at 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 15, 2001 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect five (5) directors for a one-year term or until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other such business.

         The Board of Directors has fixed March 30, 2001 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Ira H. Stanley
                                    ---------------------
                                    Ira H. Stanley
                                    Secretary
Dayton, Ohio
April 11, 2001

--------------------------------------------------------------------------------

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

--------------------------------------------------------------------------------

                                   MCSi, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 2001

         This Proxy Statement is furnished to holders of common stock, no par value per share ("Common Stock"), of MCSi, Inc., a Maryland corporation ("MCSi" or the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Presidential Banquet Center located at 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 15, 2001 at 10:30 a.m., Eastern Time, or at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 11, 2001.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the nominees for director described herein, FOR ratification of the appointment of PricewaterhouseCoopers LLP for fiscal 2001 and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the proxy holder. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence. ANY STOCKHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY (i) FILING WITH THE SECRETARY OF THE COMPANY WRITTEN NOTICE THEREOF (SECRETARY, MCSI, INC., 4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429); (ii) SUBMITTING A DULY-EXECUTED PROXY BEARING A LATER DATE; OR (iii) APPEARING AT THE ANNUAL MEETING AND GIVING THE SECRETARY NOTICE OF HIS OR HER INTENTION TO VOTE IN PERSON. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

         The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. The cost of this solicitation of proxies will be borne by the Company. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock. Directors and executive officers of the Company may solicit proxies personally or by telephone without additional compensation.

                                     VOTING

         Only stockholders of record at the close of business on March 30, 2001 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 12,772,351 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The five persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum but will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes represented at the Annual Meeting, in person or by proxy, is required for approval of the proposal to ratify the appointment of the independent accountants. Because of the vote required, abstentions will have the same effect as a vote against the proposal. Under rules applicable to broker dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes." At March 30, 2001, directors, executive officers and their affiliates beneficially owned 1,846,109 shares of Common Stock or 13.9% of the total shares of Common Stock outstanding at such date. It is anticipated that all of such shares will be voted for the election of the nominees of the Company's Board of Directors and in favor of the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants.

                INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                             AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         MCSi, Inc. is a Maryland corporation, formed pursuant to the Maryland General Corporation Law which requires that the business and affairs of the Company be managed by or under the direction of the Board of Directors. The Company's Articles of Incorporation ("Articles") provide that the Board of Directors be elected as a single class. The number of directors may be determined, from time to time, by resolution of the Board. The Board of Directors is presently composed of five directors who serve for a one year term. The directors are elected by the stockholders of the Company for a one year term, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         As of the date hereof, no director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. There are no arrangements or understandings between the Company and any person pursuant to which such person has been selected as a nominee for director. Each of the nominees currently serves as a director of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following table presents information concerning the nominees for director of the Company.

           NOMINEES FOR DIRECTOR FOR A ONE-YEAR TERM EXPIRING IN 2002

                                                                                                      Director
                        Name                                            Age                            Since
-----------------------------------------------------     ---------------------------------     ---------------------
Michael E. Peppel                                                        34                            1998
Robert G. Hecht                                                          60                            1996
Ira H. Stanley                                                           49                            2000
Richard L. Posen                                                         50                            2000
Harry F. Radcliffe                                                       50                            1996

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

         Information concerning the principal position with the Company and principal occupation of each nominee for director during the past five years is set forth below.

         MICHAEL E. PEPPEL. Mr. Peppel joined the MCSi in May 1996 and served as our Chief Financial Officer from May 1996 to December 1997. He was elected President and Chief Executive Officer as of January 1, 1998, elected to the Board of Directors as of February 24, 1998 and named Chairman of the Board on February 8, 2000.

Mr. Peppel is a member of our Executive Management Committee, a committee composed of senior management which deals with operating issues. From November 1990 to May 1996, he was a Director and Chief Financial Officer of Diversified Data Products, Inc. which was acquired by MCSi in May 1996. From April 1987 to October 1990, he was the money desk manager for the DeBartolo Corporation. Mr. Peppel received his degree in Economics and Finance from the University of Notre Dame.

         ROBERT G. HECHT. Mr. Hecht became a Director of MCSi in May 1996. Mr. Hecht is the Chief Executive Officer of Trumbull Corporation, a privately held highway construction company, President of Allegheny Asphalt Manufacturing, Inc., a privately held material supply company, the Executive Vice President for P.J. Dick Incorporated, a privately held construction company, and the Executive Vice President of Lindy Paving, Inc., a privately held paving company, all of which are located in Pittsburgh, Pennsylvania. Mr. Hecht is also a Director of Essex Bancorp, Virginia Beach, Virginia, a savings institution holding company which is traded on the American Stock Exchange. Mr. Hecht received his Juris Doctor degree from the University of Pittsburgh, Pittsburgh, Pennsylvania, and his undergraduate degree in engineering from the U.S. Naval Academy. Mr. Hecht is the Co-Chairman of the Washington County Southwestern Pennsylvania Growth Alliance and a member of the Board of Directors of the Children's Home of Pittsburgh.

         IRA H. STANLEY. Mr. Stanley joined MCSi as Vice President - Finance on April 1, 1998, was appointed MCSi's Vice President and Chief Financial Officer on October 1, 1998 and became a Director of MCSi in July 2000. Prior thereto, from 1990 to March 1998, Mr. Stanley was the Vice President of Finance and Treasurer of Gosiger, Inc., a privately held importer and distributor of machine tools, located in Dayton, Ohio. Mr. Stanley's position prior thereto was as corporate controller of Price Brothers Company, a manufacturer and distributor of construction products, located in Dayton, Ohio. Mr. Stanley received his Masters of Business Administration from the University of Dayton, Dayton, Ohio, and his undergraduate degree in business from Wright State University, Dayton, Ohio. He is a member of MCSi's Executive Management Committee.

         RICHARD L. POSEN. Mr. Posen, a partner of the law firm of Willkie Farr & Gallagher in New York, New York, was appointed as a Director of MCSi on February 8, 2000. Previously, Mr. Posen was a Director of Ralphs Grocery Company from 1992 to 1994. Mr. Posen received his degree in history from Johns Hopkins University and his law degree from New York University School of Law.

         HARRY F. RADCLIFFE. Mr. Radcliffe was elected as a Director of MCSi in May 1996. He has been the President and Chief Executive Officer of Fort Pitt Capital Management, Pittsburgh, Pennsylvania, a private investment management company, since September 1995 and was the President and Chief Executive Officer of First Home Bancorp, Inc., a privately held savings institution holding company until its sale in April 1996. He is a Director of Essex Bancorp, Virginia Beach, Virginia, a savings institution holding company which is traded on the American Stock Exchange, of Hawthorne Financial Corporation, Los Angeles, California, a savings institution holding company which is traded on the Nasdaq National Market, and First Fidelity Bancorp, Irvine, California, a privately held thrift and loan holding company. From 1989 to 1993, Mr. Radcliffe was the President and Chief Executive Officer of First South Savings Association, a Pennsylvania-chartered stock savings association located in Pittsburgh, Pennsylvania. Mr. Radcliffe received his degree in economics from Ohio Wesleyan University.

STOCKHOLDER NOMINATIONS

         Article VII.D. of the Company's Articles governs nominations for election to the Board of Directors and requires that all such nominations, other than those made by or at the direction of the Board, be made only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must have been delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Articles. No nominations were received from stockholders for this Annual Meeting.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE COMPANY

         The Board of Directors of the Company currently meets monthly and is required to meet not less than quarterly. Pursuant to the Bylaws of the Company, action by the Board may be taken at meetings or by unanimous written consent. The Company's Board frequently acts by consent between regularly scheduled Board meetings. During the fiscal year ended December 31, 2000, the Board of Directors met seven times. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he served that were held during this period. The entire Board of Directors of the Company acts as the Nominating Committee. The Board of Directors of the Company has established the following committees:

         EXECUTIVE COMMITTEE. The Executive Committee of the Company has the authority to act as the Board of Directors when the Board is not in session. Actions of the Executive Committee may be taken upon the affirmative vote of any three of the five directors, provided that of the three directors who are so acting, one must be a non-employee director. The Executive Committee is comprised of all of the members of the Board, when and if they are available to act as noted above. The Executive Committee did not meet during fiscal 2000.

         COMPENSATION COMMITTEE. The Compensation Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation. See also "Management Compensation - Compensation Committee Interlocks and Insider Participation." During fiscal 2000, the members of the Compensation Committee were Messrs. Radcliffe (Chairman), Hecht and Posen. The Compensation Committee met three times during fiscal 2000.

         AUDIT COMMITTEE. In accordance with the Audit Committee Charter, the Audit Committee of the Company, among other things, recommends the independent accountants to the Board annually and reviews the Company's financial statements and the scope and results of the audit performed by the Company's independent accountants and the Company's system of internal controls with management and such independent accountants. The Audit Committee, which was comprised of Messrs. Hecht (Chairman), Posen and Radcliffe, met five times during fiscal 2000. The members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market. In June 2000, the Board of Directors adopted an Audit Committee Charter in the form attached hereto as APPENDIX A.

REPORT OF THE AUDIT COMMITTEE

         THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

         During fiscal 2000, the Audit Committee of the Board of Directors (the "Committee") ratified and approved the Audit Committee Charter (the "Charter"), which was approved by the Board of Directors on June 14, 2000. The complete text of the Charter, which reflects standards set forth in new regulations of the Securities and Exchange Commission (the "Commission") and the rules of the Nasdaq Stock Market, is attached as APPENDIX A to this proxy statement.

         As set forth in more detail in the Charter, the Committee's primary duty and responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. The Committee undertakes the following principal recurring processes in performing its oversight responsibilities:

     o The Committee will review and reassess the adequacy of the Audit Committee Charter annually.
     o The Committee will have the authority to meet with the employees, officers, outside counsel or the independent accountants of the Company.
     o The Committee will discuss with the Company's independent accountants the overall scope of the audit, including the adequacy of staffing and compensation and the adequacy and effectiveness of accounting and financial controls. The Committee will also meet separately with the independent accountants, with and without management present, to discuss the results of their audits.
     o The Committee will have the authority to evaluate, and where appropriate, replace the independent accountants.
     o The Committee will review the interim and annual financial statements with management and the independent accountants and will discuss the results of the audit and any other matters required to be communicated to the Committee by the independent accountants under generally accepted accounting standards.

         The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Charter. To carry out its responsibilities, the Committee met five times during fiscal 2000.

         In overseeing the preparation of the Company's financial statements for the year ended December 31, 2000, the Committee met with both management and PricewaterhouseCoopers LLP, the Company's independent accountants, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the financial statements with management and PricewaterhouseCoopers LLP. The Committee's review included discussion with the independent accountants and of matters required to be discussed pursuant to STATEMENT ON AUDITING STANDARDS NO. 61 (COMMUNICATIONS WITH AUDIT COMMITTEES).

         The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence including disclosures required to be made to the Committee by the INDEPENDENCE STANDARDS BOARD STANDARD NO. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEE).

         On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Commission.

                                                 By the Committee:

                                                 Robert G. Hecht, Chairman
                                                 Harry F. Radcliffe
                                                 Richard L. Posen

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Set forth below is information concerning the executive officers of the Company who do not serve on the Board of Directors of the Company. All executive officers are elected annually by the Board of Directors and serve until their successors are elected and qualified. As of the date hereof, no executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

                  Name                      Age                        Positions with the Company
    ---------------------------------    -----------    -------------------------------------------------------
    John C. Huffman, III                     43           Vice President - Chief Operating Officer

    Michael D. Trebilcock                    41           Vice President - Sales and Chief Development Officer

         JOHN C. HUFFMAN, III. Mr. Huffman joined MCSi in 1981 and is the Vice President and Chief Operating Officer. He is a member of the Executive Management Committee. Mr. Huffman was the General Manager of MCSi from 1985 to 1987, the Dayton Sales Manager from 1987 to 1989, was the National Sales Manager from 1989 to 2000 and has served as Chief Operating Officer since May 2000. Mr. Huffman received his degree in business management from Wright State University, Dayton, Ohio.

         MICHAEL D. TREBILCOCK. Mr. Trebilcock joined MCSi in December 1998 as the Vice President of Business Development as a result of MCSi's business combination with Dreher Business Products Corporation ("DBPC") and became Vice President-Sales and Chief Development Officer in May 2000. From 1991 to December 1998, he served as Vice President of Business Development of DBPC, which he joined in 1986. Mr. Trebilcock attended Edison College, Fort Myers, Florida.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing under "Management Compensation," below, and (iv) all directors and executive officers of the Company as a group. The address for all directors and executive officers of the Company is 4750 Hempstead Station Drive, Dayton, Ohio 45429. Except as set forth below, as of March 30, 2001, the Company was aware of no other person or entity unaffiliated with the Company that was the beneficial owner of 5% or more of the Common Stock.

                                                                          Amount and Nature of
Name of Beneficial                                                             Beneficial
Owner or Number of                                                          Ownership as of            Percent of
Persons in Group                                                           March 30, 2001(1)          Common Stock
------------------------------------------------------------------     ------------------------    ------------------
Capital Research and Management Company (2)                                       826,000                 6.5%
Michael E. Peppel(3)                                                              800,055                 6.1
Robert G. Hecht(4)                                                                390,574                 3.1
Ira H. Stanley(5)                                                                  39,375                 *
Michael D. Trebilcock(6)                                                          149,451                 1.2
John C. Huffman, III(7)                                                            50,676                 *
Richard L. Posen(8)                                                                18,500                 *
Harry F. Radcliffe(9)                                                             397,478                 3.1
All directors and executive officers as a group (7 persons)(10)                 1,846,109                 13.9

------------------

*        Represents beneficial ownership of less than 1.0% of the Company's
         Common Stock.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Voting Record Date upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of the Voting Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

(2) According to filings under the Exchange Act, Capital Research and Management Company ("Capital Research"), a registered investment advisor, is deemed to be the beneficial owner of 826,000 shares of Common Stock as a result of acting as investment advisor to various investment companies and SMALLCAP World Fund, Inc., a registered investment company which is advised by Capital Research, is the beneficial owner of 777,300 shares of Common Stock. The business address of Capital Research and SMALLCAP World Fund is 333 South Hope Street, Los Angeles, California 90071.

(3) Includes 7,500 shares held as custodian for Mr. Peppel's two minor children. Includes options to purchase 365,333 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(4) Includes 4,900 shares held in a custodial account for two minor children and 1,000 shares owned by another child, all of whom share the same household with Mr. Hecht, who disclaims beneficial ownership of such shares. Includes options to purchase 32,500 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(5) Includes 20 shares held as custodian for family members and options to purchase 33,334 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(6) Includes 6,200 shares held as custodian for family member and options to purchase 22,000 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(7) Includes options to purchase 17,833 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(8) Includes options to purchase 17,500 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(9) Includes 6,750 shares held by Mr. Radcliffe's three children. Also includes options to purchase 32,500 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(10) Includes options to purchase 521,000 shares of Common Stock held by such directors and executive officers which are exercisable within 60 days of the Voting Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2000, the Company's officers and directors, complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation paid by the Company for services rendered in all capacities during the last three years to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company whose total compensation during fiscal 2000 exceeded $100,000 (the "Named Executive Officers").


                                                                                                  NUMBER OF
                                                                    ANNUAL COMPENSATION          SECURITIES
                                                                    -------------------          UNDERLYING           ALL OTHER
NAME AND POSITION                                      YEAR         SALARY      BONUS(4)           OPTIONS         COMPENSATION(5)
------------------                                     ----         ------      --------         ----------        ---------------
Michael E. Peppel                                      2000          $250,000    $ 250,000         270,000             $40,977
  President and Chief Executive Officer                1999           206,268      206,268          80,000              71,845
                                                       1998           206,268      206,268         196,500              15,135

Ira H. Stanley (1)                                     2000           156,000       20,000          30,000              21,637
  Vice President and Chief Financial Officer           1999           115,000       30,000          10,000              25,102
                                                       1998            75,770           --          25,000               8,403

Thomas C. Winstel (2)                                  2000           159,230           --              --              11,875
  Vice President - Presentation Products               1999           164,570           --              --              16,825
                                                       1998           203,313           --              --              16,886

John C. Huffman, III                                   2000           156,000      101,000          30,000              15,045
  Vice President - Chief Operating Officer             1999           144,275       96,000           5,000              10,996
                                                       1998           135,600       90,000           4,500              11,170

Michael D. Trebilcock (3)                              2000           245,192           --          30,000              18,901
  Vice President-Sales and Chief                       1999           250,000           --          36,000              18,601
  Development Officer

-------------------
(1) Mr. Stanley joined the Company as Vice President - Finance in April 1998. Mr. Stanley became the Company's Vice President and Chief Financial Officer on October 1, 1998.

(2) Mr. Winstel resigned from his positions as a Director and executive officer of the Company in July 2000, but continues to be employed by the Company in the presentation products division.

(3) Mr. Trebilcock joined the Company in December 1998 and was named Vice President - Sales and Chief Development Officer of the Company in May 2000.

(4) Bonuses shown for fiscal 1998 were paid in fiscal 1999. The fiscal 1998 and 1999 bonuses paid to Messrs. Peppel and Huffman were based on their employment agreements; the fiscal 2000 bonus to Mr. Peppel was based on his employment agreement. All other bonuses are paid in the discretion of the Board of Directors.

(5) In 2000, consists of payments for automobile leases and expenses on behalf of Messrs. Peppel, Stanley, Winstel, Huffman and Trebilcock in the amount of $15,039, $12,387, $9,487, $12,195 and $8,500, respectively, matching contributions by the Company under the 401(k) Plan in the amount of $2,550, $2,550, $2,388, $2,550 and $2,550, respectively; matching contributions by the Company under the Employee Stock Purchase Plan for Messrs. Stanley, Huffman and Trebilcock in the amount of $600, $300 and $2,000, respectively; the payment of club dues for Messrs. Stanley and Trebilcock in the amount of $3,600 and $5,851, respectively; and premiums for life insurance coverage on behalf of Messrs. Peppel and Stanley in the amount of $23,388 and $2,500, respectively.

COMPENSATION OF DIRECTORS

         Non-employee directors receive a quarterly retainer of $7,500 and fees of $1,000 per Board meeting attended and $250 per Committee meeting attended. In addition, Board members are reimbursed for their travel and other out-of-pocket expenses arising from attending Board or Committee meetings. Non-employee directors also are eligible to receive stock option grants pursuant to the Company's Non-Employee Directors Stock Option Plans. In 2000, Messrs. Radcliffe, Hecht and Posen were granted options to acquire 15,000 shares of Common Stock, of which 5,000 were immediately exercisable and the remaining options vest over two years from the date of grant, 5,000 options per year, at an exercise price of $22.13 per share. Directors who are also employees of the Company do not receive any compensation for serving on the Board or Committees thereof.

EMPLOYMENT CONTRACTS

         The Company has entered into an employment agreement with Michael E. Peppel (the "Executive"), effective January 1, 2000, which provides for his employment for a period of three years with provisions for automatic annual one year extensions. Under the agreement, Mr. Peppel is entitled to a base salary of $250,000 and a bonus, equal to 9.0% of the pre-tax profits of the Company before employee profit sharing or any other bonuses, which cash bonus will not exceed the amount of his base salary. In addition, Mr. Peppel is entitled to up to other benefits generally provided to executive officers. The contract also provides for the indemnification of the Executive to the extent permitted by the Company's Articles, Bylaws and applicable law.

         The agreement is terminable at will at any time by the Executive or the Company for any reason. In the event that the Executive's employment is terminated by the Company for cause or the Executive terminates his employment other than as a result of a change in control of the Company, the Executive shall have no right to any compensation or other benefits as of the date of termination. In the event that the Executive's employment is terminated by the Company for other than cause, including termination due to disability, retirement or death, or employment is terminated by the Executive due to a material breach of the agreement by the Company, which breach has not been cured, then the executive is entitled to receive a cash severance amount equal to three times the executive's current base salary plus the greater of three times: 100% of the bonus paid to the Executive in the prior calendar year, or the projected annualized bonus to be paid to the Executive in the current calendar year, and the Company must maintain for the Executive for the period of the remaining term of employment under the agreement or until the commencement of the Executive's full-time employment with another employer, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements (except option plans) in which the Executive was entitled to participate immediately prior to termination.

         In the event of a "change in control" of the Company (whether or not the Executive's employment is terminated by the Company), then the executive is entitled to receive a cash severance amount equal to four times the Executive's then current base salary plus the greater of four times: 100% of the bonus paid to the Executive in the prior calendar year, or the projected annualized bonus to be paid to the Executive in the current calendar year, and the Company must maintain for the Executive for the period of the remaining term of employment under the agreement or until the commencement of the Executive's full-time employment with another employer, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements (except option plans) in which the Executive was entitled to participate immediately prior to termination. The agreement also provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and such payments will cause the Executive to incur an excise tax under the Code, the Company shall pay the Executive an amount such that after payment of all federal, state and local income and employment-related taxes and any additional excise tax, the Executive will be fully reimbursed for the amount of such additional taxes. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date of a change in control of the Company ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the Company as compensation expense for federal income tax purposes.

         Under the agreement, "cause" is defined as willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, not reasonably cured after notice, willful violation of any law, rule or regulation, other than traffic or similar offenses, or final cease-and-desist order or material breach of any provision of the agreement. A "change in control" of the Company is defined as the occurrence of any of the following events: (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons other than the Executive or the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (iii) during any period of thirty six consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) any person or group of persons, other than the Company, is or becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities and the Company ceases to be registered under Section 12 of the Exchange Act (a "going private" transaction) and the Executive has sold less than 20% of the shares of common stock of the Company then owned, legally or beneficially, by him in the going private transaction.

         In consideration of the above, Mr. Peppel also has agreed, during the term of the agreement and for 12 months after the termination of the agreement, not to compete with the Company by rendering services, or soliciting the rendering of services, to any entity in competition with the Company or to any customers of the Company, or to hire any employees of the Company.

         The Company, or its subsidiaries, has, in the past, entered into employment and non-competition agreements with certain of the senior management of the companies it has acquired and may do so in the future. On December 15, 1998, in conjunction with the acquisition of DBPC, an employment agreement was entered into between Michael D. Trebilcock and a Company subsidiary for his employment as its Vice President-Advanced Technology Group. When Mr. Trebilcock joined the Company as its Vice President of Business Development, the employment agreement was assumed by the Company. The employment agreement will terminate on December 15, 2001, unless sooner terminated for death, retirement, cause (which is defined as the uncured refusal to perform, or substantial neglect of, or an intentional failure to perform, a material portion of the employee's duties, willful misconduct, breach of a fiduciary duty involving personal gain, a material breach of the employment agreement, or a felony conviction), or may be terminated by Mr. Trebilcock for the failure of the Company to provide the resources necessary to the fulfillment of the employee's responsibilities, the express direction by the Board of Directors to perform any illegal action, the threatened or actual insolvency of the Company or the failure of the Company to perform its obligations to the employee under the employment agreement. Under the agreement, Mr. Trebilcock is entitled to a base salary of $250,000 and other benefits generally provided to executive officers. The contract also provides for the indemnification of Mr. Trebilcock to the extent permitted by the Company's Articles, Bylaws and applicable law. In consideration of the above, Mr. Trebilcock also has agreed, during the term of his agreement and for 24 months after its termination, not to compete with the Company by rendering services or soliciting the rendering of services, to any entity in competition with the Company or to any customers of the Company, and for 12 months after the termination of his agreement, not to hire any employees of the Company.

SPLIT DOLLAR LIFE INSURANCE AGREEMENTS

         The Company has a "split dollar" life insurance agreement, which it entered into with Mr. Winstel (the "Insured") in December 1995, as amended on May 30, 1996 (the "Split Dollar Agreement") pursuant to which the Company purchased, and currently pays the premiums on, and the income tax gross-up at a 40.0% tax rate for, a term life insurance policy in the face amount of $2,300,000. While the Company is the owner of the policy, the Split Dollar Agreement states that the beneficiaries of the Insured will be entitled to receive the face value of the policy upon the Insured's death, less the policy's cash value, which, at December 31, 2000, approximated $233,035.

The Insured has the right to purchase the policy from the Company when he reaches age 65 for the policy's cash surrender value. The cost to the Company for the premiums for 2000 was $0. The Split Dollar Agreement will terminate during the Insured's lifetime upon: (i) the total cessation of the Company's business, or (ii) the bankruptcy, receivership or dissolution of the Company, and (iii) the Insured may terminate the Split Dollar Agreement at any time upon written notice.

STOCK OPTION GRANTS

         The following table sets forth certain information concerning individual grants of stock options awarded to the Named Executive Officers during 2000.

                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES
                              NUMBER OF                                                           OF STOCK PRICE APPRECIATION
                             SECURITIES       PERCENT                                                  FOR OPTION TERM(3)
                             UNDERLYING         OF            EXERCISE                            ---------------------------
           NAME                OPTIONS      OPTIONS(1)     PRICE/SHARE(2)    EXPIRATION DATE          5%            10%
           ----                -------      ----------     --------------    ---------------     -----------    -------------
Michael E. Peppel               90,000          13.8%          $ 22.125             5/9/10       $ 1,066,817     $ 2,766,254
                               180,000          27.5             19.063            7/20/10         2,684,884       6,083,758
Ira H. Stanley                  30,000           4.6             22.125             5/9/10           355,606         922,085
Thomas C. Winstel               --               --                --                 --                 --              --
John C. Huffman, III            30,000           4.6             22.125             5/9/10           355,606         922,085
Michael D. Trebilcock           30,000           4.6             22.125             5/9/10           355,606         922,085

--------------------
(1)      Percentage of options granted to all employees during 2000.

(2) In each case, the exercise price was based on the fair market value of a share of the Company's Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised.

         The following table sets forth the value of stock options held by the Named Executive Officers at December 31, 2000. The Named Executive Officers did not exercise any options during 2000.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                 SHARES                                OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                ACQUIRED                           DECEMBER 31, 2000                DECEMBER 31, 2000(1)
                                   ON           VALUE              -----------------                --------------------
           NAME                 EXERCISE       REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
           -----                --------       --------      -----------     -------------     -----------     -------------
Michael E. Peppel                  --          $  --             315,167         298,833      $ 2,143,771       $ 1,211,729
Ira H. Stanley                     --             --              20,001          44,999           85,623            20,622
Thomas C. Winstel                  --             --                --              --                 --                --
John C. Huffman, III               --             --               4,667          34,833           36,723                --
Michael D. Trebilcock              --             --              12,000          54,000           52,500            82,500

------------------------

(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options at December 31, 2000 ($21.38), as reported on the Nasdaq National Market, and the exercise price of the options.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

         LEASE AGREEMENTS. The Company entered into a lease with MCSi Realty Co., L.L.C., a Kentucky limited liability company ("MCSi Realty") for real estate and improvements at 4281 Olympic Boulevard, Erlanger, Kentucky on which is constructed a 235,840 square foot warehouse and office building. The members of MCSi Realty are Anthony W. Liberati, former Chairman of the Board of the Company, and the following directors, officers and/or employees of the Company, including John C. Huffman, III, Michael E. Peppel, Ira H. Stanley, and Michael
D. Trebilcock. The lease is for a term of eight years commencing on January 1, 2000 with a base monthly rental of $75,000. The Company is responsible for paying all taxes, utilities, insurance and other expenses for the use, operation, maintenance care and occupancy of the leased premises. In addition, the Company has indemnified MCSi Realty against any claims which may arise out of the Company's occupancy of the leased premises or any act of the Company or its employees, agents, invitees or licensees.

         The Company entered into a lease with MCSi Realty Georgia, L.L.C., a Georgia limited liability company ("MCSi Realty Georgia") for real estate and improvements at 2979 Northwoods Parkway, Norcross, Georgia on which is constructed a 86,000 square foot warehouse and office building. The members of MCSi Realty Georgia, include John C. Huffman, III, Michael E. Peppel, Ira H. Stanley, and Michael D. Trebilcock, who are directors and/or executive officers of the Company. The lease is for a term of eight years commencing on August 1, 2000 with a base monthly rental of $65,000. The Company is responsible for paying all taxes, utilities, insurance and other expenses for the use, operation, maintenance care and occupancy of the leased premises. In addition, the Company has indemnified MCSi Realty Georgia against any claims which may arise out of the Company's occupancy of the leased premises or any act of the Company or its employees, agents, invitees or licensees.

         The Company has a lease for 50,000 square feet of warehouse and office space in Strongville, Ohio. The lease expires in 2024 and has an annual rental cost of approximately $528,000. The Company assumed the lease upon its acquisition of DBPC in December 1998. The space is leased to the Company by D&K LLC and D&H LLC, interests in which are held by Mr. Trebilcock. Mr. Trebilcock owns 15.0% of D&H LLC.

         The Company maintains property and vehicle leases with entities that are directly or indirectly controlled by non-executive employees of the Company or such employees derive some benefit therefrom. Such leases were acquired as a result of the Company's acquisitions of Consolidated Media Systems, Inc. and Minnesota Western/Creative Office Products, Inc. in 1998 and Technical Industries, Inc. and Fairview-AFX, Inc. in 1999 and

Westek Presentation Systems, Inc. MCSi-Texas, MCSi-Atlanta and Erlanger in 2000. The aggregate amount paid on such leases by the Company in 2000 was approximately $2.4 million.

         Management of the Company believes that the terms and conditions of the foregoing leases are no less favorable than those that could have been obtained from a non-affiliated third party.

         RELATIONSHIP WITH ZENGINE. Since its inception, Zengine, has received various services provided by MCSi, including administration (i.e., payroll, human resources, cash management, benefit administration, etc.), warehousing and distribution, and property and equipment. In addition, Zengine has received the services of certain MCSi employees, including, in particular, Michael E. Peppel, MCSi's Chairman, President and Chief Executive Officer and Ira H. Stanley, its Vice President and Chief Financial Officer. In consideration for these services, MCSi historically allocated a portion of its overhead costs related to such services to Zengine. There is no assurance that the prices charged by MCSi to Zengine, or the overall terms and conditions under these agreements are not higher or lower than the prices that may be charged by unaffiliated third parties for similar services. Accordingly, the transactions might have been on less favorable terms than would have been obtained from an unaffiliated third party. In October 1999, Zengine entered into certain two-year agreements with MCSi related to administrative services, distribution services, e-commerce services and a premises and equipment lease, each of which is described below. All of these agreements between MCSi and Zengine were made in the context of a parent-subsidiary relationship. Although the Company generally believes that the terms of these agreements are consistent with fair market values, no appraisals or valuations were performed and, therefore, there is no assurance that the prices charged under these agreements are not higher or lower than the prices that may be charged by, or to, unaffiliated third parties for similar services.

         From Zengine's inception through September 30, 1999 when it received an outside equity investment, MCSi funded Zengine's operations. These payments took the form of interest free capital contributions rather than loans. In addition, Zengine has made loans to MCSi in the past and may make loans to MCSi in the future. In October 1999, after the completion of a private placement offering, Zengine loaned the net proceeds of the private placement, approximately $3.9 million, to MCSi. The funds were loaned under a demand note which is payable on demand and accrues interest quarterly at the Merrill Lynch Ready Asset Trust rate (which was 6.05% at December 31, 2000). The interest on this note is paid according to the monthly "net settlement" arrangement between Zengine and MCSi, where the amounts MCSi owes to Zengine are offset by the amounts Zengine owes MCSi , and the party owing the difference pays the other in cash or such amount is carried over to the next month's net settlement. In December 2000, Zengine loaned $8.5 million to three wholly-owned subsidiaries of MCSi under a 90-day secured note to assist MCSi in purchasing the assets of the bankrupt Intellisys Group, Inc. Interest on the note accrues monthly based on the "prime rate" as published by the WALL STREET JOURNAL. The Company subsequently repaid $3.7 million of this note during the first quarter of 2001 and extended the due date of the remaining principal balance to July 1, 2001. As with the other agreements between Zengine and MCSi, these loan arrangements were made in the context of a parent-subsidiary relationship and may not have been made had such relationship not existed. Although no outside third party provided advice to the Boards of Directors as to the fairness of the above transactions, MCSi and Zengine believe that such loans are generally consistent with terms which could have been obtained from unaffiliated third parties. There is no assurance, however, that these loan agreements could have been obtained from third parties on these or other terms or at all.

         LEGAL SERVICES. The firm of Wilke Farr & Gallagher, of which Richard L. Posen is a partner, provides legal services to the Company and its subsidiaries from time to time in the ordinary course of business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation. During fiscal 2000, the members of the Compensation Committee were Messrs. Harry F. Radcliffe (Chairman), Richard L. Posen and Robert G. Hecht. None of the executive officers of the Company currently serves on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions. Except for the automatic grant of stock options to the Board of Directors pursuant to the 2000 Non-Employee

Directors Stock Option Plan as described in "-Compensation of Directors," no transactions effecting the members of the Compensation Committee, or their affiliates, occurred during 2000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         THE REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION BELOW AND THE STOCK PERFORMANCE GRAPH IMMEDIATELY FOLLOWING THIS SECTION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         The Compensation Committee of the Company's Board of Directors, at the direction of the Board of Directors, prepared the following report.

         The members of the Compensation Committee are non-employee directors and, in 2000, the Compensation Committee was composed of Messrs. Radcliffe (Chairman), Hecht and Posen. The Compensation Committee reviews compensation and benefits for the Company's executive officers and recommends to the Board adjustments in such compensation. The Committee met three times and acted by written consent during 2000 and reviewed base salaries, estimated annual bonuses and long term compensation in the form of stock options and approved the new employment agreement with Mr. Peppel.

         Executive officers are paid salaries and bonuses in accordance with what the Compensation Committee believes to be the ability of such officer to influence the attainment of financial goals by the Company. Most of the bonuses, which in 2000 represented a significant portion of such individual's overall compensation package, are tied to either Company pre-tax profits or the Company's Gross Margin. This structure intentionally emphasizes sales and cost containment and directly relates the officer's compensation to the Company's performance.

         The members of the Compensation Committee also administer the granting of stock options pursuant to the Company's stock option plans. The Compensation Committee exercises discretion with respect to the timing and amount of awards to be granted under the option plan and in 2000, awarded options covering 270,000 shares, 30,000 shares, 30,000 shares, and 30,000 shares of Common Stock to Mr. Michael E. Peppel, the Company's President and Chief Executive Officer, Mr. John C. Huffman, III, the Company's Vice President - Chief Operating Officer, Mr. Ira H. Stanley, the Company's Vice President and Chief Financial Officer and Mr. Michael D. Trebilcock, Vice President-Sales and Chief Development Officer, respectively. Future option grants will be based upon, among other things, one or more of the following factors: the Company's attainment of corporate performance goals, the responsibility and performance of the particular executive and his or her contribution to the attainment of corporate performance goals, the tenure of the particular executive officer, the officer's level of competency, skill and experience, the salary and bonus component of the officer's total compensation package, compensation paid to officers in companies of similar size in the same industry, and other pertinent factors. Stock option grants are aimed at aligning the executive's long-range interest with those of the stockholders of the Company by providing an opportunity for such key employees to possess a meaningful stake in the Company through stock ownership.

                                               Respectfully submitted:

                                               Harry F. Radcliffe (Chairman)
                                               Robert G. Hecht
                                               Richard L. Posen

PERFORMANCE GRAPH

         The following graph compares the cumulative total returns for the Common Stock of the Company, the Russell 2000 Index and the NASDAQ Stock Market-U.S. since the Company's initial public offering on November 12, 1996 assuming an initial investment of $100 on that date. All of these cumulative returns are computed assuming that no dividends were paid during the period. Management of the Company cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                 COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*
              AMONG MCSi, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX



                                 11/12/1996         12/96       12/97       12/98       12/99        12/00
                                 ----------         -----       -----       -----       -----        -----
MCSi, INC.                         100                65         110          290        440          250
NASDAQ STOCK MARKET (U.S.)         100               100         120          175        335          200
RUSSELL 2000                       100               105         120          120        150          150

     *  $100 INVESTED ON 11/12/96 IN STOCK OR INDEX-
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING DECEMBER 31.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company, on the recommendation of the Audit Committee of the Board, has appointed PricewaterhouseCoopers LLP, independent accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2001, and further directed that the selection of accountants be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent accountants and clients. PricewaterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

AUDIT FEES

            The aggregate amount of the fees billed by PricewaterhouseCoopers LLP for its audit of the Company's annual financial statements for the year ended December 31, 2000 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $340,296.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

       There were no fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation services provided to the Company during 2000.

ALL OTHER FEES

       The aggregate amount of the fees billed by PricewaterhouseCoopers LLP for all other services rendered to the Company during 2000 was $1,278,314. These services consisted primarily of audits of the Company's subsidiary, Zengine, Inc., relating to its initial public offering, tax services, and due diligence for certain acquisitions.

       The Board of Directors and its Audit Committee considered the compatibility of the non-audit services provided to the Company by PricewaterhouseCoopers LLP in 2000 on the independence of PricewaterhouseCoopers LLP from the Company in evaluating whether to appoint PricewaterhouseCoopers LLP to perform the audit of the Company's financial statements for the year ending December 31, 2001.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                              STOCKHOLDER PROPOSALS

       Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders of the Company and included in the proxy materials used by the Company in connection with such meeting must be received at the principal executive office of the Company at 4750 Hempstead Station Drive, Dayton, Ohio 45429, no later than December 14, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

       Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to the Company's Articles of Incorporation, which provide that business must be properly brought before the meeting by or the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely motice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting such information as is specified in the Company's Articles of Incorporation. If the proposal is not made in accordance with the terms of the Articles of Incorporation, such proposal will not be acted upon at the Annual Meeting. No stockholder proposals were received by the Company in connection with the 2001 Annual Meeting.

                                 ANNUAL REPORTS

       A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

       UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2000 REQUIRED TO BE FILED UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO IRA H. STANLEY, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MCSI, INC., 4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

       Each proxy solicited hereby also confers discretionary authority on the proxies named therein to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the discretion of the persons voting the proxies.


                                     By Order of the Board of Directors




                                     /s/ Ira H. Stanley
                                     ---------------------
                                     Ira H. Stanley
                                     Secretary


April 11, 2001

                                                                      APPENDIX A


                                   MCSi, INC.

                             AUDIT COMMITTEE CHARTER



                                  ORGANIZATION

The Audit Committee ("Committee") of MCSi, Inc. and its subsidiaries ("Company") shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they are free from any relationship that would interfere with the exercise of their independent judgment. A director of the Company with any of the following relationships will not be considered independent: (i) employment by the Company or any of its affiliates for the current year or any of the past three years; (ii) acceptance of any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer; (iv) partnership in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) employment as an executive of another entity where any of the Company's executives serve on that entity's compensation committee. All committee members shall be financially literate, and at least one member shall have accounting or related financial management experience.

                               STATEMENT OF POLICY

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community. These responsibilities relate to corporate accounting, reporting practices of the Company, the quality and integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, which includes the selection, evaluation, and where appropriate, the replacement of the external independent auditors, and the monitoring of compliance with laws and regulations. In so doing, it is the responsibility of the Committee to maintain free and open communication between the committee, independent auditors, internal auditors and management of the Company. It is the expectation of the Committee that management will fulfill its responsibility of bringing any significant matters to the attention of the Committee. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose, if needed.

                                RESPONSIBILITIES

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

                                    PROCESSES

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall review and reassess the adequacy of this Charter annually as conditions dictate. The Committee shall submit the Charter to the Board of Directors for approval and have the Charter included in the Company's annual proxy statement at least once every three years in accordance with SEC regulations.

o The Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel or auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Under special circumstances that may arise, the Committee may request authority from the Board of Directors to retain special legal counsel, auditors or other consultants to advise the Committee. The Committee may also require that the Company's legal counsel disclose at each Board meeting the existence of any legal matter that might have a significant impact on the Company's financial statements, and notify the members of the Audit Committee of any significant legal matter that might arise between Board meetings.

o The Committee shall include in the Company's annual proxy statement a report to shareholders as required by the SEC. The report should state whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by SAS No. 61, including: (a) the methods used to account for significant transactions; (b) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (c) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (d) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements;
         (iii) received written disclosures from the auditors regarding their independence as required by Independence Standards Board Standard No. 1, and has discussed the auditors' independence with the auditors; and
         (iv) based on the foregoing, recommended to the Board of Directors that the audited financial statements be included in the Company's annual report for the last fiscal year for filing with the SEC.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audits.

o The Committee shall review the interim financial statements with the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and accounting estimates, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters that are required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

                                    APPROVAL

The Board of Directors of the Company has adopted and approved this charter as of June 14, 2000.

                              SAFE HARBOR STATEMENT

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the auditors or to assure compliance with applicable laws and regulations.

                                                                REVOCABLE PROXY

                                   MCSi, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001

         The undersigned, being a stockholder of record of MCSi, Inc.(the "Company") as of March 30, 2001, hereby authorizes Michael E. Peppel and Robert
G. Hecht or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Presidential Banquet Center located at 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 15, 2001 at 10:30 a.m., Eastern Time, and at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.       ELECTION OF DIRECTORS

         Nominees for a one-year term:           Michael E. Peppel, Robert G. Hecht, Ira H. Stanley,
                                                 Richard L. Posen and Harry F. Radcliffe

         / /  FOR              / / WITHHOLD AUTHORITY        / /  FOR ALL EXCEPT


         NOTE:             TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                           NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT
                           NOMINEE'S NAME IN THE SPACE PROVIDED BELOW. UNLESS
                           AUTHORITY TO VOTE FOR ALL OF THE FOREGOING NOMINEES
                           IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER
                           AUTHORITY TO VOTE FOR EACH NOMINEE WHOSE NAME IS NOT
                           WRITTEN BELOW.

                           ------------------------------------------------------------------------

2.       PROPOSAL to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP
         as the Company's independent auditors for the fiscal year ending December 31, 2001.

         / /  FOR              / / AGAINST                   / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2001 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED, BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                                   PLEASE BE SURE TO SIGN AND DATE THIS
                                   PROXY IN THE SPACE BELOW.

                                   Date:______________________________, 2000


                                   _________________________________________
                                                  (SIGNATURE)


                                   _________________________________________
                                                  (SIGNATURE)


         PLEASE SIGN ABOVE EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

         PLEASE ACT PROMPTLY. SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.